Form N-SAR
Item 77Q(1)(e)
Copies of Any New or Amended Registrant Investment Advisory
Contracts
The RBB Fund, Inc.

1. Investment Advisory Agreement (Altair Smaller Companies
Fund) between Registrant and Altair Advisers LLC is incorporated herein by reference to Post-Effective
Amendment No. 172 to the Registrant's Registration
Statement (No. 33-20827) filed on October 17, 2014.

2. Form of Contractual Fee Waiver Agreement (Altair Smaller
Companies Fund) between Registrant and Altair Advisers LLC is incorporated herein by reference to Post-Effective
Amendment No. 172 to the Registrant's Registration
Statement (No. 33-20827) filed on October 17, 2014.

3. Form of Investment Advisory Agreement (Campbell Core Trend
Fund) between Registrant and Campbell & Company Investment Adviser LLC is incorporated herein by reference to Post-Effective Amendment No. 175 to the Registrant's
Registration Statement (No. 33-20827) filed on December 23,
2014.

4. Form of Investment Advisory Agreement (Campbell Core Trend
Fund) between Campbell Core Offshore Limited and Campbell & Company Investment Adviser LLC is incorporated herein by reference to Post-Effective Amendment No. 175 to the Registrant's Registration Statement (No. 33-20827) filed on December 23, 2014.

5. Form of Contractual Fee Waiver Agreement (Campbell Core
Trend Fund) between Registrant and Campbell & Company LLC is incorporated herein by reference to Post-Effective
Amendment No. 175 to the Registrant's Registration
Statement (No. 33-20827) filed on December 23, 2014.